Exhibit 99.2

River Financial Proxy Card

PROXY CARD

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

Solicited by Board of Directors.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated October 30, 2015, and revoking all prior proxies, hereby appoints Rebecca Hallman and Kenneth Givens, or any one of them, with full power of substitution in each, proxies to vote all the common stock of River Financial Corporation which the undersigned may be entitled to vote at the special meeting of shareholders to be held on December 1, 2015 at 5:30 p.m., local time, at River Financial Corporation’s main office located at 2611 Legends Drive, Prattville, Alabama and at any adjournment thereof, as follows:

1. Proposal to approve the Agreement and Plan of Merger, dated May 13, 2015, as described in the proxy statement/prospectus dated October 30, 2015, whereby: (i) Keystone Bancshares, Inc. (“Keystone”) will be merged with and into River Financial Corporation, with River Financial Corporation as the surviving corporation; and (ii) each share of Keystone common stock will be converted into the Merger Consideration, comprised of 1.000 share of River Financial Corporation common stock and $4.00 cash.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. Proposal to approve an amendment to River Financial Corporation’s articles of incorporation to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to establish the number of directors of River Financial Corporation as of the effective date of the Merger with Keystone at seven (7).

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to approve the 2015 Incentive Stock Compensation Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. Proposal for the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to establish a quorum or to approve the merger agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The board of directors recommends that you vote “FOR” each of proposals 1, 2, 3, 4 and 5 above.

(Continued and to be dated and signed on reverse side)

[BACK OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the approval of the proposals and in the discretion of the persons appointed herein upon such other matters as may properly come before the meeting or any adjournment or postponements thereof.

Please date, sign your name(s) exactly as shown on your stock certificate, and return this proxy card in the accompanying envelope as promptly as practical. If signing on behalf of a trust, corporation or other entity, please indicate title of person signing. If stock is held jointly, both shareholders must sign.

Date:
Signature

Date:
Signature

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